                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             NACCO INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     CHARLES A. BITTENBENDER, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                             NACCO INDUSTRIES, INC.

                             5875 LANDERBROOK DRIVE
                       MAYFIELD HEIGHTS, OHIO 44124-4017

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of stockholders of NACCO Industries, Inc. (the "Company") will be held on Wednesday, May 8, 1996, at 9:00 A.M., at 5875 Landerbrook Drive, Mayfield Heights, Ohio, for the purpose of:

     (1) Electing ten directors for the ensuing year.

     (2) Acting upon a proposal to approve the Supplemental Annual Incentive Compensation Plan.

     (3) Acting upon a proposal to approve the Executive Long-Term Incentive Compensation Plan.

     (4) Confirming the appointment of the independent certified public accountants of the Company for the current fiscal year.

     (5) Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                                CHARLES A. BITTENBENDER
                                                Secretary
March 29, 1996

    THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.
                                ---------------

    PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM(S) OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. IF YOU HOLD SHARES OF BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, TWO FORMS OF PROXY ARE ENCLOSED AND BOTH SHOULD BE FILLED OUT AND RETURNED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             NACCO INDUSTRIES, INC.

                             5875 LANDERBROOK DRIVE
                       MAYFIELD HEIGHTS, OHIO 44124-4017

                        PROXY STATEMENT--MARCH 29, 1996

     This Proxy Statement is furnished in connection with the solicitation by the directors of NACCO Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 8, 1996 (the "Annual Meeting"). This Proxy Statement and the related form(s) of proxy are being mailed to stockholders commencing on or about March 29, 1996.

     If the enclosed form(s) of proxy are executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Stockholders of the Company of record at the close of business on March 15, 1996 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 7,274,163 shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), and 1,708,786 shares of Class B Common Stock, par value $1.00 per share ("Class B Common"). Each share of Class A Common is entitled to one vote for a nominee for each of the ten directorships to be filled and one vote on each other matter brought before the meeting. Each share of Class B Common is entitled to ten votes for such nominee and ten votes on each other matter brought before the meeting.

     At the Annual Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting shall determine the presence of a quorum and shall tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, shall constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Such inspectors shall also treat proxies held in "street name" by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") as "present."

     Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, nominees for election as directors receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company's By-Laws, the holders of a majority of the Company's stock which has voting power present in person or by proxy, and which is actually voted, shall decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether such proposal has received the requisite approval by the Company's stockholders.

                           BUSINESS TO BE TRANSACTED

     The Board of Directors will present four proposals to the stockholders of the Company at the Annual Meeting. Information concerning the first proposal, "Election of Directors", is found on pages 4 to 36 of this Proxy Statement. Information concerning the second proposal, "Approval of the Supplemental Annual Incentive Compensation Plan", is found on pages 37 to 40 of this Proxy Statement. Information concerning the third proposal, "Approval of the Executive Long-Term Incentive Compensation Plan", is found on pages 40 to 44 of this Proxy Statement. Information concerning the fourth proposal, "Confirmation of Appointment of Independent Certified Public Accountants", is found on page 44 of this Proxy Statement.

1. ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form(s) will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company's 1995 annual meeting of stockholders. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

                                               Principal Occupation and Business
                                             Experience During Last Five Years and           Director
            Name               Age          Other Directorships in Public Companies            Since
---------------------------------------------------------------------------------------------------------
OWSLEY BROWN II                 53    Chairman and Chief Executive Officer of Brown-For-       1993
                                      man Corporation (a diversified producer and mar-
                                      keter of consumer products). From prior to 1991 to
                                      1994, President of Brown-Forman Corporation. Also
                                      director of Brown-Forman Corporation, Hilliard Ly-
                                      ons Trust Company, LG&E Energy Corp. and Louisville
                                      Gas and Electric Company.
JOHN J. DWYER                   78    Retired President of Oglebay Norton Company (a           1988
                                      diversified company engaged in Great Lakes marine
                                      transportation, iron ore, industrial sands,
                                      refractories and mineral products). Also director of
                                      Oglebay Norton Company.
ROBERT M. GATES                 52    Consultant, author and lecturer. From 1991 to 1993,      1993
                                      Director of Central Intelligence for the United
                                      States. From prior to 1991 to November 1991,
                                      Assistant to the President of the United States and
                                      Deputy for National Security Affairs, National
                                      Security Council. Also director of TRW Inc. and
                                      Varity Corporation.
LEON J. HENDRIX, JR.            54    Principal, Clayton, Dubilier & Rice, Inc. (private       1995
                                      investment firm). From September 1992 through Octo-
                                      ber 1993, Executive Vice President and Chief
                                      Operating Officer, and from prior to 1991 to Septem-
                                      ber 1992, Executive Vice President, of Reliance
                                      Electric Company. Also director of Cambrex Corp.,
                                      Keithley Instruments, Inc., Remington Arms Co. and
                                      Wesco Distribution, Inc.
DENNIS W. LaBARRE               53    Partner in the law firm of Jones, Day, Reavis &          1982
                                      Pogue.
ALFRED M. RANKIN, JR.           54    Chairman, President and Chief Executive Officer of       1972
                                      the Company. From 1991 to 1994, President and Chief
                                      Executive Officer of the Company and from prior to
                                      1991 to 1991, President and Chief Operating Officer
                                      of the Company. Also director of The BFGoodrich
                                      Company, The Standard Products Company and The
                                      Vanguard Group.
IAN M. ROSS                     68    President Emeritus of AT&T Bell Laboratories (the        1995
                                      research and development subsidiary of AT&T). From
                                      prior to 1991 to July 1991, President of AT&T Bell
                                      Laboratories. Also director of The BFGoodrich
                                      Company and Thomas & Betts Corporation.

                                               Principal Occupation and Business
                                             Experience During Last Five Years and           Director
            Name               Age          Other Directorships in Public Companies            Since
---------------------------------------------------------------------------------------------------------
JOHN C. SAWHILL                 59    President and Chief Executive Officer of The Nature      1990
                                      Conservancy (a non-profit conservation organiza-
                                      tion). Also director of Pacific Gas & Electric Co.
                                      and The Vanguard Group. Previously director of the
                                      Company, 1978 to 1980.
BRITTON T. TAPLIN               39    Partner in Western Skies, Inc. (a developer of           1992
                                      medical office and healthcare-related facilities).
                                      From prior to 1991 to 1992, Project Coordinator of
                                      Western Skies, Inc.
FRANK E. TAPLIN, JR             80    Trustee of the Environmental Defense Fund; former        1946
                                      President and Chief Executive Officer of the
                                      Metropolitan Opera; former Vice Chairman of Lincoln
                                      Center for the Performing Arts; Trustee Emeritus of
                                      the Institute for Advance Study; member of the
                                      American Philosophical Society; former Chairman of
                                      Scurry-Rainbow Oil Ltd.

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON.

     Set forth in the following table is the indicated information as of December 31, 1995 with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, the Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers") and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provide, among other things, that (a) a person is deemed to be the beneficial owner of Class A Common or Class B Common if such person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days, and (b) when two or more persons agree to act together for the purpose of disposing of Class B Common, the group formed thereby is deemed to be a person which has acquired beneficial ownership of all Class B Common beneficially owned by each member of the group. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

                          Amount and Nature of Beneficial Ownership
                                            Sole
                                           Voting      Shared
                                 Title      and      Voting or                     Percent of
                                  of     Investment  Investment     Aggregate        Class
             Name                Class     Power       Power          Amount         (1)(2)
------------------------------- -------  ----------  ----------     ----------     ----------
CLARA TAPLIN RANKIN,            Class B         (3)           (3)    1,542,757       90.25%
  et al (3)
  c/o Society National Bank
  900 Euclid Avenue
  Cleveland, Ohio 44101
BAT Industries p.l.c.           Class A         --     489,400         489,400(4)     6.74%
  Windsor House
  50 Victoria Street
  London SW1H ONL
  England
FMR Corp.                       Class A    139,803          --       1,016,553(5)    14.01%
  82 Devonshire Street
  Boston, MA 02109

                          Amount and Nature of Beneficial Ownership
                                            Sole
                                           Voting      Shared
                                 Title      and      Voting or                             Percent of
                                  of     Investment  Investment     Aggregate                Class
             Name                Class     Power       Power          Amount                 (1)(2)
------------------------------- -------  ----------  ----------     ----------             ----------
CLARA TAPLIN RANKIN             Class A    620,291      14,000(6)      634,291                 8.74%
  3151 River Road               Class B    225,247       7,000(6)      232,247(3)             13.59%
  Chagrin Falls, OH 44022
FRANK E. TAPLIN, JR.            Class A    459,425      14,000(6)      473,425(11)             6.52%
  55 Armour Road                Class B    284,728       7,000(6)      291,728(3)             17.07%
  Princeton, NJ 08540
THOMAS E. TAPLIN                Class A    547,000      14,000(6)      561,000                 7.73%
  950 South Cherry St.,         Class B    310,000       7,000(6)      317,000(3)             18.54%
  #704
  Denver, CO 80222
OWSLEY BROWN II                 Class A      1,495          --           1,495(11)               --
                                Class B         --          --              --                   --
JOHN J. DWYER                   Class A      1,428          --           1,428(11)               --
                                Class B         --          --              --                   --
ROBERT M. GATES                 Class A        614          --             614(11)               --
                                Class B         --          --              --                   --
LEON J. HENDRIX, JR.            Class A      1,152          --           1,152(11)               --
                                Class B         --          --              --                   --
DENNIS W. LaBARRE               Class A      1,428          --           1,428(11)               --
                                Class B        100          --             100                   --
ALFRED M. RANKIN, JR.           Class A    105,890      91,553(7)      222,443(8)              3.05%
                                Class B     79,798      16,000(7)       95,798(3)              5.60%
IAN M. ROSS                     Class A        554          --             554(11)               --
                                Class B         --          --              --                   --
JOHN C. SAWHILL                 Class A      5,047          --           5,047(11)               --
                                Class B         --          --              --                   --
BRITTON T. TAPLIN               Class A     14,431          --          14,431(11)             0.20%
                                Class B     27,495          --          27,495(3)              1.61%
REGINALD R. EKLUND              Class A      1,000          --           1,000                   --
                                Class B         --          --              --                   --
CLIFFORD R. MIERCORT            Class A         --          --              --                   --
                                Class B         --       1,000           1,000                   --
FRANK B. O'BRIEN                Class A      5,215       1,100          10,315(8)(9)           0.14%
                                Class B      1,000          --           1,000                   --
VICTORIA L. RICKEY              Class A         --          --              --                   --
                                Class B         --          --              --                   --
All executive officers          Class A    608,073     118,321         757,194(8)(9)(10)(11)   10.39%
and directors as a group        Class B    398,546      29,145         427,691(3)              25.02%
  (37 persons)

---------------
 (1) The shares included in notes (8) and (11) were deemed to be outstanding as of December 31, 1995, for purposes of calculating the percentage owned at such date pursuant to Rule 13d-3 under the Exchange Act.

 (2) Less than 0.1%, except as otherwise indicated.

 (3) A Schedule 13D filed with the SEC with respect to Class B Common on March 29, 1990, and amended on April 11, 1990 by Amendment No. 1, on March 18, 1991 by Amendment No. 2, on March 23, 1992 by Amendment No. 3 and on March 10, 1993 by Amendment No. 4, and amended and restated on March 30, 1994 by Amendment No. 5, and amended on March 28, 1995 by Amendment No. 1 to the amended and restated Schedule 13D and amended on March 21, 1996 by Amendment No. 2 to the amended and restated Schedule 13D (the "Schedule 13D"), reported that the following individuals and entities, together in certain cases with related revocable trusts and custodianships: Clara Taplin Rankin, Alfred M. Rankin, Jr., Victoire G. Rankin, Helen R. Butler, Clara T. Rankin, Thomas T. Rankin, Matthew M. Rankin, Claiborne R. Rankin, Chloe O. Rankin, Roger F. Rankin, Bruce T. Rankin, Frank E. Taplin, Jr., Margaret E. Taplin, Martha S. Kelly, Susan S. Panella, Jennifer T. Jerome, Caroline T. Ruschell, David F. Taplin, Thomas E. Taplin, Beatrice B. Taplin, Thomas E. Taplin, Jr., Theodore D. Taplin, Britton T. Taplin, Frank
     F. Taplin, and National City Bank, as trustee of certain irrevocable trusts for the benefit of certain individuals named above, their family members and others (collectively, together with such individuals, revocable trusts and custodianships, the "Signatories"), are parties with the Company and Society National Bank (successor by merger to Ameritrust Company National Association), as depository, to a Stockholders' Agreement, dated as of March 15, 1990, as amended, covering the shares of Class B Common beneficially owned by each of the Signatories (the "Stockholders' Agreement"). The Stockholders' Agreement requires each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, to offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. Accordingly, the Signatories may be deemed to have acquired beneficial ownership of all of the Class B Common subject to the Stockholders' Agreement, an aggregate of 1,542,757 shares, as a "group" as defined under the Exchange Act. The shares subject to the Stockholders' Agreement constitute 90.25% of the Class B Common outstanding on December 31, 1995, or 63.35% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the Stockholders' Agreement. Under the Stockholders' Agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The Stockholders' Agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common. The Class B Common shown in the foregoing table as beneficially owned by named persons who are Signatories is subject to the Stockholders' Agreement. On February 8, 1995, Theodore D. Taplin filed a Form 4 with the SEC reporting a sale in September 1994 of Class A Common. On January 11, 1996, Ian M. Ross filed a Form 4 reporting a purchase in September 1995 of Class A Common. On February 5, 1996, Caroline T. Ruschell filed a Form 5 reporting a gift made in March 1994 of Class A Common. On March 11, 1996, Susan S. Panella filed a Form 4 reporting a sale in June 1995 of Class A Common.

 (4) A Schedule 13G filed with the SEC with respect to Class A Common on February 12, 1996, reported that BAT Industries p.l.c., an English corporation, may be deemed to be the indirect beneficial owner of 489,400 shares of Class A Common, or 6.74% of the Class A Common outstanding on December 31, 1995, by indirectly owning 100% of the issued and outstanding shares of Farmers Group, Inc., a Nevada corporation ("Farmers"). These 489,400 shares of Class A Common include shares held by various subsidiaries of Farmers, by insurance exchanges for which Farmers acts as attorney-in-fact and by benefit plans for employees of Farmers and its subsidiaries for which Farmers has investment discretion.

 (5) A Schedule 13G filed with the SEC with respect to Class A Common on February 14, 1992 and amended on February 16, 1993 by Amendment No. 1 and amended and restated on February 14, 1994 by Amendment No. 2, and amended on February 13, 1995 by Amendment No. 3, and amended on February 14, 1996 by Amendment No. 4 (the "FMR Schedule 13G") reported that Fidelity Management & Research Company ("Research"), a wholly owned subsidiary of FMR Corp. ("FMR"), is the beneficial owner of 859,350 shares of Class A Common or 11.84% of the Class A Common outstanding on December 31, 1995 as a result of acting as investment adviser to several investment companies registered under the Investment Company Act of 1940. The Schedule 13G also reported that Fidelity Management Trust Company ("Trust"), a wholly owned subsidiary of FMR, is the beneficial owner of 156,403 shares of Class A Common or 2.16% of the Class A Common outstanding on December 31, 1995 as a result of its serving as investment manager of several institutional accounts. Each of Trust and its parent, FMR, has dispositive power over the 156,403 shares beneficially owned by Trust, and Trust has the power to vote or direct the voting of such 156,403 shares, while FMR has the power to vote or direct the voting of 139,003 of such shares. The Schedule 13G also reported that Fidelity International Limited ("FIL") is the beneficial owner of 800 shares of Class A Common as a result of its investment advisory and management services to a number of non-U.S. investment companies, and a partnership controlled by Edward C. Johnson 3rd, Chairman of FMR and FIL, and members of his family owns shares of FIL voting stock with the right to cast approximately 47.22% of the total votes which may be cast by all holders of FIL voting stock. The FMR Schedule 13G reported that FIL is a corporation independent of FMR and its affiliates. In addition, the FMR Schedule 13G reported that while Mr. Johnson has dispositive power over the 1,016,553 shares of Class A Common, the power to vote or direct the voting of 1,015,753 of such shares (the 859,350 shares beneficially owned by Research plus the 156,403 shares beneficially owned by Trust) resides with Fidelity Funds. FMR (through its control of Research) and Fidelity Funds each has power to dispose of the 1,015,753 shares. Each of FIL and FMR has voting and dispositive power over the 800 shares beneficially owned by FIL.

 (6) Clara Taplin Rankin, Frank E. Taplin, Jr., and Thomas E. Taplin are co-settlors of a trust holding an aggregate of 42,000 shares of Class A Common and 21,000 shares of Class B Common, in which each retains a reversionary interest with respect to 14,000 of such shares of Class A Common and 7,000 of such shares of Class B Common. The Class B Common held by the foregoing trust is subject to the Stockholders' Agreement described in note (3).

 (7) Represents shares in certain trusts of which Mr. Rankin, Jr. became a trustee on February 9, 1994 and March 10, 1994.

 (8) Includes the following shares which such persons have, or had, within 60 days after December 31, 1995, the right to acquire upon the exercise of stock options: Mr. Rankin, 25,000 shares of Class A Common; Mr. O'Brien, 4,000 shares of Class A Common; and all executive officers and directors of the Company as a group, 30,800 shares of Class A Common.

 (9) Includes 1,700 shares of Class A Common held by Mr. O'Brien as custodian for his minor children as to which Mr. O'Brien disclaims beneficial ownership.

(10) Includes 250 shares of Class A Common and 125 shares of Class B Common owned by a member of the family of an executive officer as to which such executive officer disclaims beneficial ownership.

(11) Includes the following shares which the directors of the Company have, or had, within 60 days after December 31, 1995, the right to acquire pursuant to the

     Company's Non-Employee Director's Equity Compensation Plan for payment of director's fees: each non-employee director of the Company other than Mr. Sawhill, 52 shares of Class A Common; Mr. Sawhill, 131 shares of Class A Common; and all executive officers and directors as a group, 547 shares of Class A Common.

     Frank E. Taplin, Jr. and Thomas E. Taplin are brothers, and Clara Taplin Rankin is their sister. Britton T. Taplin is the son of Thomas E. Taplin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing table equals 1,905,590 shares or 26.17% of Class A Common and 964,268 shares or 56.41% of Class B Common outstanding on December 31, 1995. The combined beneficial ownership of all directors of the Company, together with Clara Taplin Rankin, Thomas E. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common (including shares which would be held by such executive officers if they exercised certain stock options) must be disclosed in the foregoing table in accordance with Rule 13d-3 under the Exchange Act, equals 1,952,485 shares or 26.79% of Class A Common and 976,938 shares or 57.15% of Class B Common outstanding on December 31, 1995 (including shares which would be outstanding if certain stock options were exercised by such executive officers). Such shares of Class A Common and Class B Common represent 48.08% of the combined voting power of all Class A Common and Class B Common outstanding on such date (including those shares which would be outstanding if the stock options referred to above were exercised).

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Nominating, Organization and Compensation Committee (the "Nominating and Compensation Committee"). During 1995, the members of the Audit Committee were Owsley Brown II (through May 10, 1995), Robert M. Gates (Chairman, beginning May 10, 1995), Leon J. Hendrix, Jr. (beginning May 10, 1995), E. Bradley Jones (Chairman, through May 10, 1995), Dennis W. LaBarre, John C. Sawhill and Britton T. Taplin and the members of the Nominating and Compensation Committee were John J. Dwyer (Chairman), Robert M. Gates, Dennis W. LaBarre, Ian M. Ross (beginning May 10,
1995) and John C. Sawhill. The other standing committees of the Board of Directors are the Executive Committee, which during 1995 was comprised of John
J. Dwyer, E. Bradley Jones (through May 10, 1995), Dennis W. LaBarre, Alfred M. Rankin, Jr. (Chairman) and John C. Sawhill (beginning May 10, 1995), and the Finance Committee, which during 1995 was comprised of Owsley Brown II (through May 10, 1995), Leon J. Hendrix, Jr. (beginning May 10, 1995), Dennis W. LaBarre, Alfred M. Rankin, Jr., John C. Sawhill (Chairman) and Britton T. Taplin (beginning May 10, 1995).

     The Audit Committee held five meetings in 1995. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent certified public accountants. The Audit Committee discusses with the internal auditors and the independent public accountants the overall scope and specific plans for their respective audits. The Audit Committee meets regularly with the Company's internal auditors and independent public accountants to discuss the results of their respective examinations, their evaluations of the Company's internal controls, and the Company's financial reporting.

     The Nominating and Compensation Committee held four meetings in 1995. The Nominating and Compensation Committee reviews executive compensation, fixes compensation of the executive officers and incentive compensation, recommends the adoption of and administers all benefit plans, and grants stock options. The Nominating and Compensation Committee also reviews and recommends to the Board of Directors criteria for membership to the Board of Directors, reviews and recommends to the Board of Directors the optimum number and qualifications of directors believed to be desirable, has established and monitors a system to receive suggestions for nominees to directorships of the Company, and identifies and recommends to the Board of Directors specific candidates for membership to the Board of Directors.

     The Finance Committee held four meetings in 1995. The Finance Committee reviews the financing and risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on all matters concerning finance.

     The Executive Committee held no meetings in 1995. The Executive Committee may exercise all of the powers of the Board of Directors in the management and control of the business of the Company during the intervals between meetings of the Board of Directors.

     The Board of Directors held six meetings in 1995. All of the incumbent directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during 1995, except for Ian M. Ross and Frank E. Taplin, Jr.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of the Company or its subsidiaries receives a retainer of $30,000 for each calendar year for service on the Board of Directors and on subsidiary boards of directors. In addition, each such director receives $500 for attending each meeting of the Board of Directors and each meeting of a committee thereof, as well as for each meeting of a subsidiary board of directors or committee thereof on which such director serves. Such fees for attendance at board meetings and committee meetings may not exceed $1,000 per day. In addition, the chairman of each committee of the Board of Directors and the subsidiary boards of directors receives $4,000 for each calendar year for service as committee chairman. Under the Company's Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors' Plan"), each director who is not an officer of the Company or its subsidiaries receives 50% of his annual retainer ($15,000) in shares of Class A Common. These shares may not be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than (a) by will or the laws of descent and distribution,
(b) pursuant to a qualifying domestic relations order, or (c) to a trust for the benefit of the director, or his spouse, children or grandchildren. The foregoing restrictions on transfer lapse upon the earliest to occur of (i) the date which is ten years after the last day of the calendar quarter for which such shares were earned, (ii) the date of the death or permanent disability of the director,
(iii) five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors of the Company and (iv) the date that a director is both retired from the Board of Directors of the Company and has reached 70 years of age. In addition, each director has the right under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his annual retainer, meeting attendance fees and any committee chairman's fee. These shares would not be subject to the foregoing restrictions.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and all other compensation for services in all capacities to the Company of the five persons who were, as of December 31, 1995, the Named Executive Officers of the Company and its principal subsidiaries, NACCO Materials Handling Group, Inc. ("NMHG"), The North American Coal Corporation ("North American Coal"), and Hamilton Beach/Proctor-Silex, Inc. ("Hamilton Beach/Proctor-Silex").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                         COMPEN-
                                                                          SATION
                                                                         PAYOUTS
                                      ANNUAL COMPENSATION              ------------
                                --------------------------------           LTIP       ALL OTHER
                                FISCAL   SALARY         BONUS            PAYOUTS     COMPENSATION
   NAME & PRINCIPAL POSITION     YEAR     ($)            ($)              ($)(4)         ($)
--------------------------------------  --------      ----------       ------------  ------------
Alfred M. Rankin, Jr.            1995   $663,700(1)   $1,098,171(2)(3)   --            $217,547(5)(6)
  Chairman, President and        1994   $625,400(1)   $  947,192(2)(3)   --            $478,089(5)(6)
  Chief Executive Officer        1993   $599,900(1)   $  149,600(2)(3)   --            $ 40,025(5)
  of the Company
Reginald R. Eklund               1995   $373,100(1)   $  118,264(7)      --            $ 77,767(8)
  President and Chief            1994   $349,900(1)   $  157,001(7)      --            $ 38,494(8)
  Executive Officer of NMHG      1993   $333,500(1)   $   96,274(7)      --            $ 24,384(8)
Clifford R. Miercort             1995   $307,747(1)   $  124,700(9)      --            $ 34,329(10)
  President and Chief            1994   $287,740(1)   $  143,836(9)      --            $ 31,634(10)
  Executive Officer of           1993   $268,023(1)   $  116,650(9)      --            $ 19,436(10)
  North American Coal
Frank B. O'Brien                 1995   $269,500(1)   $  377,544(11)(12)   --          $ 62,342(13)
  Senior Vice President --       1994   $247,700(1)   $  314,210(11)(12)   --          $ 43,491(13)
  Corporate Development          1993   $217,200(1)   $   42,300(11)(12)   --          $ 13,855(13)
  and Chief Financial Officer
  of the Company
Victoria L. Rickey (14)          1995   $239,169(1)   $  105,383(15)     --            $ 29,936(16)
  Vice President, Managing       1994         --              --         --                  --
  Director of NMHG Europe        1993         --              --         --                  --

---------------

 (1) Under current disclosure requirements of the SEC certain of the amounts listed are being reported as "Salary", although the Company considers them as payments of cash in lieu of perquisites, which are at competitive levels as determined by the Company's Nominating and Compensation Committee. For Mr. Rankin, the amounts listed for 1995, 1994 and 1993 include payments of cash in lieu of perquisites of $66,700, $65,400 and $62,900, respectively. For Mr. Eklund, the amounts listed for 1995, 1994 and 1993 include payments of cash in lieu of perquisites of $41,100, $39,900 and $38,500, respectively. For Mr. Miercort, the amounts listed for 1995, 1994 and 1993 include payments of cash in lieu of perquisites of $28,913, $27,570 and $24,690, respectively. For Mr. O'Brien, the amounts listed for 1995, 1994 and 1993 include payments of cash in lieu of perquisites of $29,500, $27,700 and $21,200, respectively. For Ms. Rickey, the amount listed for 1995 includes payments of cash for overseas allowance of $40,587.

 (2) For Mr. Rankin, the amounts listed for 1995, 1994 and 1993 include payments of cash of $256,455, $304,383 and $149,600 pursuant to the NACCO Industries, Inc. Annual Incentive Compensation Plan.

 (3) For Mr. Rankin, the amount listed for 1995 includes $841,716, which was distributed in the form of 9,641 shares of Class A Common and a cash payment in the amount of $294,637. The amount listed for 1994 includes $642,809, which was distributed in the form of 7,546 shares of Class A Common and a cash payment in the amount of $225,024. The foregoing cash payments are intended to be the approximate amounts required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. These amounts were distributed under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Plan"). Under current executive compensation disclosure requirements of the SEC these distributions are required to be reported as "Bonus", although the Company considers them to be long-term incentive compensation payouts, since the amounts are distributed largely in the form of shares of Class A Common, the transfer of which is restricted for ten years. As of April 1995, the Nominating and Compensation Committee took steps under the NACCO Long-Term Plan so that the performance measurement period for awards would be longer than one year. Under the disclosure requirements of the SEC, future awards will be characterized as "long-term". See notes (1), (2) and (3) under "Long-Term Incentive Plans" on pages 19 to 21 for a further description of the NACCO Long-Term Plan. Mr. Rankin received no award under the NACCO Long-Term Plan for 1993.

 (4) See note (3) above and note (12) below.

 (5) For Mr. Rankin, the amounts listed for 1995, 1994 and 1993 include $3,750, $7,500 and $8,994, respectively, consisting of matching contributions by the Company under the NACCO Materials Handling Group, Inc. Profit Sharing Plan (the "NMHG Profit Sharing Plan") (account balances previously credited under The North American Coal Corporation Retirement Savings Plan (the "North American Coal Savings Plan") during 1993 and 1994 have been transferred to the NMHG Profit Sharing Plan); and $37,294, $39,834 and $31,031, respectively, consisting of amounts credited and interest under The NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "NMHG Unfunded Benefit Plan")(amounts previously credited under The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "North American Coal Deferred Compensation Plan") have been transferred to the NMHG Unfunded Benefit Plan).

 (6) Effective January 1, 1994, The Retirement Benefit Plan for Alfred M. Rankin, Jr. was converted from a defined benefit plan to a defined contribution plan. Amounts previously accrued as a defined benefit were converted to present value and were credited to Mr. Rankin's new account. For 1995, the amount listed includes 1995 credits and interest of $176,503 to such plan by the Company. For 1994, the amount listed includes an additional amount of $255,000 which was credited as part of the opening account balance, and a 1994 credit of $175,755 to such Plan by the Company. Mr. Rankin receives no other pension benefit from the Company.

 (7) For Mr. Eklund, these amounts were paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan.

 (8) For Mr. Eklund, the amounts listed include for 1995, 1994 and 1993, $10,295, $13,270 and $15,370, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; and for 1995, 1994 and 1993, $67,472, $25,224 and $9,014, respectively, consisting of credits and interest under the NMHG Unfunded Benefit Plan.

 (9) For Mr. Miercort, these amounts were paid in cash pursuant to The North American Coal Corporation Annual Incentive Compensation Plan.

(10) For Mr. Miercort, the amounts listed for 1995, 1994 and 1993 include $7,500, $7,500 and $8,994, respectively, consisting of matching contributions by North American Coal under the North American Coal Savings Plan; and $26,829, $24,134 and $10,442, respectively, consisting of amounts credited and interest under the North American Coal Deferred Compensation Plan.

(11) For Mr. O'Brien, the amounts listed for 1995, 1994 and 1993 include payments of cash of $95,294, $108,126 and $42,300 pursuant to the NACCO Industries, Inc. Annual Incentive Compensation Plan.

(12) For Mr. O'Brien, the amount listed for 1995 includes $282,250, which was distributed in the form of 3,233 shares of Class A Common and a cash payment in the amount of $98,794. The amount listed for 1994 includes $206,084, which was distributed in the form of 2,419 shares of Class A Common and a cash payment in the amount of $72,156. The foregoing cash payments are intended to be the approximate amounts required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. These amounts were distributed under the NACCO Long-Term Plan. Under current executive compensation disclosure requirements of the SEC these distributions are required to be reported as "Bonus", although the Company considers them to be long-term incentive compensation payouts, since these amounts are distributed largely in the form of shares of Class A Common, the transfer of which is restricted for ten years. See note (3) above and notes (1), (2) and (3) under "Long-Term Incentive Plans" on pages 19 to 21 for a further description of the NACCO Long-

     Term Plan. Mr. O'Brien received no award under the NACCO Long-Term Plan for 1993.

(13) For Mr. O'Brien, the amounts listed for 1995, 1994 and 1993 include $20,760, $24,049 and $8,994, respectively, consisting of contributions by the Company under the NMHG Profit Sharing Plan (amounts previously credited under the North American Coal Savings Plan during 1993 and 1994 have been transferred to the NMHG Profit Sharing Plan); and $41,582, $19,442 and $4,861, respectively, consisting of amounts credited and interest under the NMHG Unfunded Benefit Plan (amounts previously credited under North American Coal Deferred Compensation Plan have been transferred to the NMHG Unfunded Benefit Plan).

(14) Ms. Rickey commenced employment with NMHG effective January 14, 1995.

(15) For Ms. Rickey, this amount was paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan.

(16) For Ms. Rickey, the amount listed for 1995 includes $2,367 consisting of a matching contribution by NMHG under the NMHG Profit Sharing Plan; $27,014 for moving expenses; and $555 for use of a company car.

STOCK OPTION GRANTS

     The Company did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan (the "Stock Option Plans") during the fiscal year ended December 31, 1995 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information for the fiscal year ended December 31, 1995 with respect to the exercised and unexercised options to purchase the Company's Class A Common and Class B Common granted to the Named Executive Officers in prior years under the Stock Option Plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                SHARES                           OPTIONS AT FISCAL YEAR-END           IN-THE-MONEY OPTIONS
                              ACQUIRED ON         VALUE                   (#) (1)                    AT FISCAL YEAR-END($)
                               EXERCISE         REALIZED       ------------------------------    ------------------------------
          NAME                    (#)              ($)          EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------    -------------    -------------    -------------    -------------    -------------    -------------
Alfred M. Rankin, Jr.             --               --             25,000             --            $498,438            --
Reginald R. Eklund                --               --               --               --               --               --
Clifford R. Miercort              --               --               --               --               --               --
Frank B. O'Brien                  --               --              4,000             --             $94,000            --
Victoria L. Rickey                --               --               --               --               --               --

---------------

(1) Shares of Class A Common.

LONG-TERM INCENTIVE PLANS

     The following table sets forth information concerning awards to the Named Executive Officers for the calendar year 1995, and estimated payouts in the future, under long-term incentive plans of the Company and its principal subsidiaries.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR FOR FUTURE YEARS

                                               PERFORMANCE OR           ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,      OTHER PERIOD             NON-STOCK PRICE-BASED PLANS
                             UNITS OR               UNTIL         -----------------------------------------
                           OTHER RIGHTS         MATURATION OR     THRESHOLD      TARGET           MAXIMUM
          NAME               ($ OR #)              PAYOUT          ($ OR #)     ($ OR #)          ($ OR #)
------------------------ -----------------     ---------------    ----------    ---------        ----------
Alfred M. Rankin, Jr.        $ 607,400(1)       36 months(1)        $0(1)       $       0(1)    $  559,930(1)(3)
                             $ 607,400(2)       21 months(2)        $0(2)       $ 607,400(2)(3) $1,214,800(2)(3)
                             $ 607,400(2)       45 months(2)        $0(2)       $       0(2)    $  728,880(2)(3)
Reginald R. Eklund(4)               --               --               --               --               --
Clifford R. Miercort(5)      $ 166,554             4 years            $0        $ 166,554                  (5)
Frank B. O'Brien             $ 203,700(1)       36 months(1)        $0(1)       $       0(1)     $  187,760(1)(3)
                             $ 203,700(2)       21 months(2)        $0(2)       $ 203,700(2)(3)  $  407,400(2)(3)
                             $ 203,700(2)       45 months(2)        $0(2)       $       0(2)     $  244,440(2)(3)
Victoria L. Rickey (4)          57,850            10 years            $0        $ 849,000                  (4)

---------------

(1) Under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Plan"), participants, including Messrs. Rankin and O'Brien, have been eligible for awards paid partly in shares of Class A Common and partly in cash for performance against a target which is based upon the Company's consolidated return on equity over one-year and multiple-year periods. Effective January 1, 1995, participants were granted dollar-denominated target awards and received final awards in 1996 ("base period awards") based upon the Company's consolidated return on equity for 1995 against a pre-established target. Participants are also eligible to receive a supplemental payout on such awards in 1998 ("consistent performance awards") based upon the Company's consolidated return on equity performance for the 36-month period beginning January 1, 1995 against the same pre-established target. No consistent performance award is payable if the Company's consolidated return on equity performance is at or below target. The maximum payout of the consistent performance award cannot exceed 60 percent of the base period award, plus an annual inflation factor. Sixty-five percent of all payouts are distributed in shares of Class A Common, with the number of shares based upon the average closing price of Class A Common on the New York Stock Exchange at the end of each week during 1997.

(2) Effective April 1, 1995, participants, including Messrs. Rankin and O'Brien, were granted dollar-denominated target awards and will receive distributions of (a) a payout on such target awards in 1997 based upon the Company's consolidated return on equity performance for the 21-month period beginning April 1, 1995 against a pre-established target and (b) a payout on such target awards in 1999 based upon the Company's average consolidated return on equity performance for the 45-month period beginning April 1, 1995 against the same pre-established long-term return on equity performance target. The base period award can equal up to 200% of the target award and the consistent performance award can equal up to 60% of the base period award. No consistent performance award is payable if the Company's consolidated return on equity performance is at or below target. The maximum payout of the consistent performance award cannot exceed 60 percent of the base period award, plus an annual inflation factor. Sixty-five percent of all payouts are distributed in shares of Class A Common, with the number of shares based upon the average closing price of Class A Common on the New York Stock Exchange at the end of each week during 1996 (in the case of the base period award) and 1998 (in the case of the consistent performance award).

(3) The shares of Class A Common issued under the NACCO Long-Term Plan are fully vested but may not be transferred until the earlier of (a) December 31, 2005 (in the case of target awards granted effective January 1, 1995) or December 31, 2006 (in the case of target awards granted effective April 1, 1995), (b) the participant's death or disability, or (c) five years after retirement. A participant may also request at any time after three years that the Nominating and Compensation Committee authorize the lapse of restrictions on up to 20% of shares issued under the NACCO Long-Term Plan for the purchase of a principal residence or payments of certain medical or educational expenses. Because the total value of a final award is currently taxable as income to the participant, the balance of the final award is paid in cash in an amount which is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates.

(4) Mr. Eklund and Ms. Rickey are participants in the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the "NMHG Long-Term Plan"). Under the NMHG Long-Term Plan, participants are awarded "book value appreciation units" which vest ten years from the date of award, or earlier in the event of the participant's death, permanent disability or retirement, or in the event of any other termination of employment with the approval of the NMHG Nominating, Organization and Compensation Committee. At any time following the fifth anniversary of the date of an award, a participant may also annually request that such Committee permit the vesting of up to (a) 20% of the number of book value appreciation units for the purchase of a principal residence for the individual or the payment of certain medical or educational expenses of the individual, his spouse or dependents or (b) 10% of the number of book value appreciation units for any other purpose, provided that such request may only apply to an aggregate of 40% of the number of book value appreciation units originally granted in an award. Upon vesting, the participant is entitled to receive a payment in cash equal to the appreciation in the book value per unit from the base period price per unit to the value of the book value unit at the end of the calendar quarter immediately preceding the date of vesting, and vested book value units as to which payment is made are canceled. Mr. Eklund was previously awarded 65,000 book value appreciation units effective on January 1, 1990, which units will vest on December 31, 1999, 21,690 book value appreciation units effective on January 1, 1993, which units will vest on December 31, 2002, and 100,403 book value appreciation units effective January 1, 1994, which units will vest on December 31, 2003.

(5) Effective on January 1, 1990, Mr. Miercort was awarded the right to participate in The North American Coal Corporation Value Appreciation Plan (the "North American Coal Long-Term Plan") at a rate equal to a specified percentage of his salary range midpoint, as determined by the North American Coal Nominating, Organization and Compensation Committee. When the North American Coal Long-Term Plan was adopted, the North American Coal Nominating, Organization and Compensation Committee set net income appreciation goals which are based upon achieving underlying year-by-year targets for each year during the ten-year term of the Plan. These goals are adjusted each year for inflation and to take into account any "new projects" initiated in the interim. Once a plan year is completed, the actual net income during that plan year is measured against the adjusted net income goal for that plan year to determine the annual net income appreciation of current and new projects (the "Annual Factor"). Similarly, actual cumulative net income for the term of the Plan to date is measured against the cumulative adjusted net income goals to date to determine the cumulative net income appreciation of current and new projects (the "Cumulative Factor") against the ten-year target.

     When the Plan was adopted, the Committee also set a goal for the cumulative net income appreciation due to new projects over the term of the Plan. At the end of each plan year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects (the "New Project Factor"). In addition, if it is determined in any plan year (an "Adjustment Year") that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year's New Project Factor will reduce the New Project Factor in the Adjustment Year (the "New Project Adjustment"). If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

     At the start of each year during the ten-year term of the Plan, a target award is set for each participant as a percentage of salary midpoint. The amount shown for Mr. Miercort represents the target award which is based upon his salary range midpoint for 1996. Following the end of the year, this target amount is adjusted by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. Target amounts as so adjusted are credited or debited to an account for the benefit of the participant, which earns interest based upon the average monthly rate of ten-year U.S. Treasury Bonds. All amounts in these accounts vest at the rate of 10% each year, and become fully vested on December 31, 1999. Vested amounts are payable in cash on the earlier of December 31, 1999, or the participant's death, disability, retirement or other reasons within the discretion of the North American Coal Nominating, Organization and Compensation Committee. Earlier payments of vested amounts may be permitted within the discretion of the North American Coal Nominating, Organization and Compensation Committee in the event of a financial hardship or unforeseen financial emergency.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee of the Company's Board of Directors and the Nominating, Organization and Compensation Committees of the Company's subsidiary boards of directors (collectively, the "Compensation Committee") have furnished the following report on executive compensation. The members of the Nominating and Compensation Committee for 1995 were John J. Dwyer (Chairman), Robert M. Gates, Dennis W. LaBarre, Ian M. Ross (beginning May 10,
1995) and John C. Sawhill. The members of the Nominating, Organization and Compensation Committees of the Company's principal subsidiaries, NMHG, North American Coal and Hamilton Beach/Proctor-Silex consist of these individuals, as well as Alfred M. Rankin, Jr. Mr. Rankin is not a member of the Nominating and Compensation Committee of the Company, and his participation in this report is limited to the portions of the report relating to the Company's subsidiaries. In addition, Martin Naughton, a director of Hamilton Beach/Proctor-Silex, is a member of the Hamilton Beach/Proctor-Silex Nominating, Organization and Compensation Committee and his participation in this report is limited to the portions of the report relating solely to Hamilton Beach/Proctor-Silex.

COMPENSATION POLICY

     The guiding principle of the executive compensation program of the Company and its subsidiaries in recent years has been the maintenance of a strong link between an executive officer's compensation and individual performance and the performance of the Company or the subsidiary for which the executive officer has responsibility. Comprehensively defined target total compensation is established for each executive officer position following rigorous evaluation standards to ensure internal equity. Such total compensation is targeted explicitly in dollar terms as the sum of base salary plus perquisites, short-term incentives and long-term incentives. While the Company offers opportunities for its executive officers to earn truly superior compensation for outstanding results, this link includes significantly reduced compensation for weak results.

     In accordance with the foregoing philosophy, the Compensation Committee approves a mix of base salaries and incentive plans for each executive officer such that base salary levels are at levels appropriate to allow incentive plans to serve as significant motivating factors. Base salary and incentive compensation levels for each officer are based upon the recommendations of the Company's independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of industries, as well as an understanding of the Company's philosophy, as summarized above. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of executive officers with the long-term interests of stockholders by basing a substantial portion of the incentive compensation package upon return on equity performance and book value appreciation rather than on cyclical movements in stock price. Finally, target levels of perquisites for executive officers are converted into fixed dollar amounts and paid in cash, an approach which recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.

     The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. If management ultimately determines that any changes in the federal income tax laws significantly diminish or otherwise undercut the incentives intended to be created by the NACCO Long-Term Plan, the Company may reconsider its previously announced intention to not make further awards under its Stock Option Plans.

     In sum, the executive compensation program at the Company and its subsidiaries is designed to reward executive officers with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years such as 1993 when the Company had lower financial results, payouts under the incentive elements of the Company's compensation plans will reflect these results. In years such as 1995 and 1994, however, when the Company had improved financial results, payouts under the incentive elements of the Company's compensation plans will be greater. The Company believes that over time the program will encourage executive officers to earn incentive pay significantly greater than 100% of target by delivering outstanding managerial performance.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company will be denied deductions in certain circumstances for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent that the compensation for any of such individuals exceeds one million dollars for the taxable year. In response to this law and the regulations promulgated thereunder, the Compensation Committee has taken steps under the NACCO Long-Term Plan for 1994 and 1995 so that payouts on awards made under the Plan for these years should not count towards the one million dollar cap which the law imposes for purposes of federal income tax deductibility. In addition, in connection with the Annual Meeting, the Company is asking its stockholders to consider approval of a Supplemental Annual Incentive Compensation Plan, and to consider re-approving the NACCO Long-Term Plan, as amended and restated, so that payouts on awards made under these Plans for 1996 and thereafter will not count towards the one million dollar cap. See "Approval of the Supplemental Annual Incentive Compensation Plan" at pages 37 to 40 and "Approval of the Executive Long-Term Incentive Compensation Plan" at pages 40 to 44 of this Proxy Statement. The Compensation Committee intends to consider other changes in the Company's executive compensation programs where it makes sense to do so and is consistent with the Company's compensation objectives, as may be necessary from time to time to preserve the deductibility of compensation awards.

EXECUTIVE COMPENSATION AND COMPANY PERFORMANCE

     The three main elements of the Company's executive compensation program -- base salary, short-term incentive compensation and long-term incentive compensation -- are carefully reviewed by the Compensation Committee as to their relationship to the performance of the Company and its subsidiaries.

     Base Salary. To assist the Compensation Committee in fixing base salary levels which are at adequately competitive levels, an independent outside consultant analyzes a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues. Organizations participate in the survey based upon their voluntary submission of data to the independent consultant, as well as their ability to pass the consultant's quality assurance controls. For 1995, participants included 363 parent organizations and 602 independent operating units. From those studies, using job descriptions of similar scope and complexity, the consultant derives a mean salary level for each executive officer position at the Company and its principal subsidiaries and provides that information to the Compensation Committee. All information provided to the Compensation Committee is on an industry-wide basis as opposed to a comparison with individual companies that may compete with the Company and its principal subsidiaries. The Compensation Committee uses the mean, or salary midpoint ("Salary Midpoint"), for purposes of determining the salary range for each executive officer. The Compensation Committee then sets the salary for each executive officer, which is within the salary range, and is dependent upon additional factors such as the executive officer's performance.

     Because the Compensation Committee uses Salary Midpoints based on industry-wide studies, there is no meaningful relationship between executive salary levels of each subsidiary determined by the Compensation Committee and the executive salary levels of the companies that make up the S&P Diversified Machinery Index. That index, which is used by the Company as the published industry index for comparison to the Company's stock price performance, was chosen because NMHG is the largest subsidiary in terms of asset value and revenues.

     Short-Term Incentive Compensation. At the beginning of 1995, the Compensation Committee adopted target performance levels for consolidated return on equity for the Company, and various performance criteria for the Company's subsidiaries such as return on equity in properly capitalized tangible assets, market share, sales development and support costs (depending on the business unit) for that year. The short-term incentive plans for the Company and its subsidiaries essentially follow the same basic pattern for award determination. Performance targets are established within the Compensation Committee's discretion, and are generally based upon management's recommendations as to the performance objectives of the particular business for the year. Target awards for executive officers are established at specified percentages of each individual's Salary Midpoint. The actual incentive compensation pool available for distribution is determined at the end of each fiscal year based on actual performance by the business unit as measured against specific target performance levels for the Company and each subsidiary established at the beginning of the year by the Compensation Committee.

     Final awards for each individual are based on the individual's target award, adjusted for performance by the business unit against the established targets and for performance by the individual against individual goals. The Compensation Committee, in its discretion, may also increase or decrease awards by up to 10%, and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. In no event will short-term incentive payments exceed 150% of the target amount.

     The short-term annual incentive plans of the Company and its subsidiaries provide target compensation of 20 to 65% of Salary Midpoint, depending on the executive officer's position and subsequent performance during the fiscal year. Although it varies by business unit, target awards generally are tied to the annual operating and financial targets for the particular business unit, and in most cases, to longer-term objectives such as long-term return on equity performance targets for the business unit.

     Long-Term Incentive Compensation. For 1995, the long-term incentive compensation plans for the Company and its subsidiaries, established at target performance levels by the Compensation Committee, were designed to provide the equivalent of 20 to 95% of Salary Midpoint (unless the amount is currently taxable, in which case the targets are adjusted accordingly).

     The long-term incentive compensation plan for the parent holding company uses the Company's consolidated return on equity as a measure of incentive compensation. In general, each year participants are granted target base period awards based on performance periods of up to two years and consistent performance awards based on performance periods of up to five years. The consolidated return on equity targets are established by the Compensation Committee, and are set at levels believed to provide an appropriate measure of stockholder protection. Target awards are set based on a percentage of each executive officer's Salary Midpoint, and are adjusted as of the end of the base period based upon the Company's consolidated return on equity. Participants also are granted dollar-denominated target consistent performance awards and will receive a payout on such awards based upon the Company's consolidated return on equity performance for the consistent performance period against a pre-established target. These consistent performance awards are intended to supplement the base period awards granted to participants. No consistent performance award is payable if the Company's consolidated return on equity performance is at or below target.

     Approximately sixty-five percent of all of the foregoing awards will be distributed in shares of Class A Common, the transfer of which is restricted for ten years, with the number of shares awarded being based on the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the last year of the appropriate performance period. An average price mechanism, rather than year-end price or price on the date of payment, is used in determining the number of shares to be awarded because the Compensation Committee believes that valuation at a single point in time in a year is likely to lead to inappropriate results. The balance of the award is paid in cash and is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates.

     The Compensation Committee believes that these incentive compensation plan awards promote a long-term focus on the profitability of the Company because, although a recipient receives a payout after the end of the base period, he is effectively required to invest the noncash portion of the payout in the Company for a ten-year period. This is because the shares distributed may not be transferred for ten years following the year the original target awards are established. During the restriction period, the ultimate value of a payout is subject to change based upon the value of the Class A Common. The value is enhanced as the value of the Class A Common appreciates (or is decreased as the value of the Class A Common is reduced), and thus such awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the Class A Common.

     The subsidiaries' long-term incentive compensation plans are linked to future performance of the particular business unit. Similar to the parent holding company's long-term incentive plan, each subsidiary plan establishes target awards based on an executive officer's Salary Midpoint. Under the plans at NMHG and Hamilton Beach/Proctor-Silex, the target award is set with the grant of "book value appreciation units." The actual amount paid ten years after the date of original grant depends upon the increase in the book value of the particular business unit over the time period. The North American Coal long-term incentive compensation plan provides for awards of the right to participate in the plan at a rate equal to a specified percentage of the individual's Salary Midpoint. The target amount allocated to a participant is adjusted at the end of each year for the actual net income during that plan year to determine the annual net income appreciation of current and new mining projects against previously set annual targets. Similarly, the target amount is adjusted at the end of each year for the actual cumulative net income for the term of the Plan to date to determine the cumulative net income appreciation of current and new projects against previously set targets. At the end of each plan year, the target amount is also adjusted for the present value of expected cumulative net income appreciation of all new projects initiated during that year to determine the net income appreciation due to the acquisition of new projects against previously set targets. Finally, if it is determined in any plan year that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project will reduce the new project adjustment in that year. If the new project adjustment is large enough, it is possible for participants to receive negative awards in a given year. Amounts credited under the North American Coal plan, which became effective on January 1, 1990, vest at the rate of 10% for each year following the effective date of the initial award and are fully vested on December 31, 1999 and are paid in cash during the first calendar quarter of 2000.

     The long-term incentive plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company's executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the enterprise for an extended period to strengthen the tie between stockholders' and executive officers' long-term interests. The ultimate compensation purpose of such long-term incentive plans is to enable executive officers to accumulate capital through future managerial performance which contributes to the future success of the Company's businesses.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation awarded to the Company's chief executive officer reflects the basic philosophy generally discussed above that compensation for all employees should be based on Company and individual performance.

     The Compensation Committee considered that in 1995 the Company achieved record sales for the fourth consecutive year; in addition, fourth quarter 1995 results reflected the eighth consecutive quarter of improved comparable quarter revenues and net income. These results continue to be much improved over prior years when earnings, and accordingly incentive compensation levels, were significantly lower. The Committee believes that these results are reflective of the solid foundation laid under Mr. Rankin's leadership over the past four and one-half years that he has served as chief executive officer of the Company. In addition, during 1995 the Company continued to make significant progress toward its strategic objectives, including the overall strengthening of its management teams and the repositioning of the Company's businesses for enhanced long-term competitive advantage. Finally, the financial strength of the Company was enhanced by further reductions of debt, including the retirement of the remaining high cost Hyster-Yale 12 3/8% Subordinated
Debentures, and significant progress in achieving the objective of debt-to-total capitalization of 35%.

     In recognition of these accomplishments, the Compensation Committee increased Mr. Rankin's base salary approximately six and four-tenths percent in 1995 over his 1994 base salary. With respect to incentive compensation, Mr. Rankin's 1995 awards under the Company's short-term and long-term incentive compensation plans were determined in the same manner as for all other participants in those plans. The Compensation Committee considered the achievement of the Company's financial objectives, as well as Mr. Rankin's contribution to the implementation of the Company's overall strategic plans. In 1995, there was substantial improvement in the Company's consolidated return on equity, a primary component by which the Board of Directors measures management performance, which the Compensation Committee recognized as the result of the strategic foundations put in place over the past several years. The Compensation Committee established Mr. Rankin's short-term incentive compensation participation for 1995 at 50% of his Salary Midpoint. Although the actual performance of the Company in terms of consolidated return on equity was above targeted levels of performance, the overall actual performance of certain subsidiaries in terms of net income, market share and other strategic factors was somewhat below targeted levels of performance. Therefore, the overall performance against target, and accordingly the annual incentive awards to all plan participants, including Mr. Rankin, was 92.25% of annual incentive target awards. The long-term award targeted for Mr. Rankin in 1995 by the Compensation Committee was 109.25% of his Salary Midpoint (adjusted from 95%, to take into consideration the fact that the award is currently taxable to Mr. Rankin). Since the Company's consolidated return on equity was above the target return provided for by the NACCO Long-Term Plan, Mr. Rankin received a long-term incentive award for 1995 which was 138.57% of his targeted amount, or 151.39% of his Salary Midpoint.

            JOHN J. DWYER, CHAIRMAN
            ROBERT M. GATES
            DENNIS W. LABARRE

            IAN M. ROSS
            JOHN C. SAWHILL
            ALFRED M. RANKIN, JR.*
            MARTIN NAUGHTON**

 * Mr. Rankin is a member of the compensation committees of the Company's principal subsidiaries only.

** Mr. Naughton is a member of the Hamilton Beach/Proctor-Silex compensation committee only.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dennis W. LaBarre, a director and member of the compensation committees of the Company and its principal subsidiaries, is a partner in the law firm of Jones, Day, Reavis & Pogue. Such firm provided legal services on behalf of the Company during 1995 on a variety of matters, and it is anticipated that such firm will provide such services in 1996.

     Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is Chairman, President and Chief Executive Officer of the Company.

     Martin Naughton, a director and member of the compensation committee of Hamilton Beach/Proctor-Silex, is Chairman and Chief Executive of Glen Dimplex, an unlimited corporation organized under the laws of the Republic of Ireland, which indirectly owns 20% of Hamilton Beach/Proctor-Silex.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Julie C. Hui, Controller of NMHG, received a non-interest bearing loan of $200,000 from NMHG during 1995 pursuant to NMHG's relocation policy. This loan was repaid in full during 1995.

     Geoffrey D. Lewis, Vice President, General Counsel and Secretary of NMHG, received a non-interest bearing loan of $190,000 from NMHG during 1995 pursuant to NMHG's relocation policy. This loan was repaid in full during 1995.

     Richard E. Posey, President and Chief Executive Officer of Hamilton Beach/Proctor-Silex, received a non-interest bearing loan of $147,000 from Hamilton Beach/Proctor-Silex during 1995 pursuant to the Hamilton
Beach/Proctor-Silex relocation policy. This loan was repaid in full during 1996.

     Paul C. Smith, Senior Vice President -- Sales of Hamilton
Beach/Proctor-Silex, received a non-interest bearing loan of $537,000 from Hamilton Beach/Proctor-Silex during 1995 pursuant to the Hamilton
Beach/Proctor-Silex relocation policy. As of March 20, 1996, the full amount of this loan remained outstanding.

STOCK PRICE PERFORMANCE PRESENTATION

     The following graphs compare the Company's total annual stock price performance on Class A Common against the total stock price performance of the S&P 500 Composite Stock Index and the S&P Diversified Machinery Composite Index for the periods indicated. The graphs present the year-end value of a $100 investment, at the base point, for each index assuming the reinvestment of dividends.

     In accordance with the regulations promulgated by the SEC, Graph 1 compares the stock price performance based upon the difference between the stock price at the beginning of each fiscal year and the stock price at the end of the fiscal year for the five-year period commencing January 1, 1991 (base point December 31, 1990) and ending December 31, 1995.

                            NACCO INDUSTRIES, INC.
                      1991-1995 STOCK PRICE PERFORMANCE
                                   Graph 1

                                                      S&P 500 Diversified
YEAR                    NACCO           S&P 500            Machinery
-----                  -------          -------      --------------------
1990                   $100.00          $100.00             $100.00
1991                   $159.34          $130.37             $118.87
1992                   $175.90          $140.32             $121.29
1993                   $177.38          $154.41             $179.59
1994                   $168.63          $156.54             $174.82
1995                   $195.92          $213.94             $215.75

     Assumes $100 invested at December 31, 1990 with dividends reinvested

     The Company believes that the measurement set forth in Graph 1, which is based upon the stock price at a single point in time in each year, does not adequately reflect the Company's stock price performance over the period because of the numerous periodic fluctuations throughout the year in both the price of the Company's stock and the level of the composite indices. The Company, therefore, has provided Graph 2 which compares the returns for the Company and the S&P 500 Composite Stock Index based on the average of the daily closing stock price (portrayed by the data presented in bold type) compared with the corresponding information from Graph 1 which is based upon the change in the stock price for each fiscal year for the same period as in Graph 1.

                            NACCO INDUSTRIES, INC.
                      1991-1995 STOCK PRICE PERFORMANCE
                                   Graph 2


                                                NACCO                S&P 500
                                              (12 month            (12 month
YEAR       NACCO           S&P 500          Moving Average)     Moving Average)
----       -----         ----------            ---------           ----------
1990       $100.00         $100.00              $100.00               $100.00
1991       $159.34         $130.37               $91.53               $116.56
1992       $175.90         $140.32              $100.70               $132.84
1993       $177.38         $154.41              $104.81               $148.54
1994       $168.63         $156.54              $120.13               $155.72
1995       $195.92         $213.94              $124.27               $188.46

     Assumes $100 invested at December 31, 1990 with dividends reinvested
       12 month moving average data is based on the daily closing price

     The Company believes that although sustained operating and financial performance will ultimately be reflected in stock price, the five-year period portrayed in the foregoing graphs is too brief a period over which to measure the results of significant strategic activities, and that corporate financial and strategic performance will be reflected in stock price only when measured over the long term. Accordingly, the long-term incentive compensation plans of the Company and its subsidiaries are linked to values reflecting long-term operating and financial achievement, not short-term stock price fluctuations, as further described in the "Report of the Compensation Committee on Executive Compensation -- Executive Compensation and Company Performance -- Long-Term Incentive Compensation" on pages 26 to 28. The Company, therefore, has included Graph 3 which compares the 10-year returns for the Company and the S&P 500 Composite Stock Index based on the average stock price for the year computed using the same method as in Graph 2 for the 10-year period commencing January 1, 1986 (base point December 31, 1985) and ending December 31, 1995.

                            NACCO INDUSTRIES, INC.
                      1986-1995 STOCK PRICE PERFORMANCE
                                   Graph 3

                      NACCO                    S&P 500
                    ----------                ----------
YEAR          12 month Moving Average    12 month Moving Average
----                ----------                ----------
1985                 $100.00                    $100.00
1986                 $141.84                    $128.84
1987                 $142.34                    $161.52
1988                 $167.95                    $154.74
1989                 $252.59                    $194.91
1990                 $283.87                    $208.71
1991                 $259.83                    $243.27
1992                 $285.87                    $277.25
1993                 $297.53                    $310.02
1994                 $341.01                    $325.00
1995                 $352.75                    $393.33

     Assumes $100 invested at December 31, 1985 with dividends reinvested
       12 month moving average data is based on the daily closing price

     The following table contains the annual returns expressed in percentages for the indices set forth in the preceding graphs.

      ANNUAL RETURNS OF INDICES INCLUDED ON STOCK PRICE PERFORMANCE GRAPHS

                        YEAR-END CLOSING PRICE
               ----------------------------------------         AVERAGE OF DAILY
                                              S&P 500             CLOSING PRICE
                                             DIVERSIFIED    -------------------------
   YEAR          NACCO         S&P 500       MACHINERY        NACCO         S&P 500
-----------    ----------     ----------     ----------     ----------     ----------
   1986                                                       41.84%         28.84%
   1987                                                        0.35%         25.36%
   1988                                                       17.99%         -4.20%
   1989                                                       50.40%         25.96%
   1990                                                       12.38%          7.08%
   1991          59.34%         30.37%         18.87%         -8.47%         16.56%
   1992          10.39%          7.63%          2.04%         10.02%         13.97%
   1993           0.84%         10.04%         48.07%          4.08%         11.82%
   1994          -4.94%          1.38%         -2.66%         14.61%          4.83%
   1995          16.18%         36.67%         23.41%          3.44%         21.02%

PENSION PLANS

NACCO INDUSTRIES PENSION PLANS

     Effective as of December 31, 1993, the defined benefit plans (qualified and nonqualified) of the Company were permanently frozen for all participants. As of that date the annual pension benefit for Mr. O'Brien, based on compensation and service through December 31, 1993, which would be payable on a straight life annuity basis at normal retirement age (age 65), was $47,896.20. This frozen accrued benefit is increased at the rate of 4% per year under the nonqualified plan and is offset by a percentage of the benefits payable from Social Security. Mr. Rankin does not participate in any pension plans other than as disclosed in Notes (5) and (6) to the Summary Compensation Table on pages 16 and 17.

NORTH AMERICAN COAL PENSION PLANS

     The following table sets forth the estimated maximum annual benefits under the North American Coal defined benefit pension plans (both qualified and non-qualified) which would be payable on a straight life annuity basis, in various compensation classifications upon retirement at age 65, after selected periods of service:

  FINAL
 AVERAGE                           YEARS OF SERVICE AT RETIREMENT
ANNUAL PAY     ----------------------------------------------------------------------
  AGE 65        15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS
----------     ----------     ----------     ----------     ----------     ----------
 $125,000       $ 28,056       $ 37,408       $ 46,760       $ 56,112       $ 59,237
  150,000         34,056         45,408         56,760         68,112         71,862
  175,000         40,056         53,408         66,760         80,112         84,487
  200,000         46,056         61,408         76,760         92,112         97,112
  225,000         52,056         69,408         86,760        104,112        109,737
  250,000         58,056         77,408         96,760        116,112        122,362
  300,000         70,056         93,408        116,760        140,112        147,612
  350,000         82,056        109,408        136,760        164,112        172,862
  400,000         94,056        125,408        156,760        188,112        198,112
  450,000        106,056        141,408        176,760        212,112        223,362
  500,000        118,056        157,408        196,760        236,112        248,612

     For computing pension benefits under the North American Coal plans, "Final Average Annual Pay" is based on the average annual earnings for the highest five consecutive years during the last ten years prior to retirement. Earnings include those amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 15, which are paid to the executive officers, other than amounts which represent severance payments, relocation allowances and other similar fringe benefits. The 1995 earnings of Mr. Miercort that would be taken into account under the plans is $422,670.

     As of December 31, 1995, the number of years of service under the North American Coal plans for Mr. Miercort is 20 years. The benefits under the North American Coal plans for Mr. Miercort are not subject to a Social Security offset.

NMHG PENSION PLANS

     Mr. Eklund and Ms. Rickey have never been covered by any defined benefit pension plan of the Company or its subsidiaries and have no credited years of service under any such plans.

2. APPROVAL OF SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

     The Nominating and Compensation Committee wishes to preserve the federal income tax deductibility of short-term incentive compensation awards paid to executive officers of the Company who are also employees of the Company (and not its subsidiaries). Accordingly, the Committee has recommended, and subject to stockholder approval, the Board of Directors has adopted, a Supplemental Annual Incentive Compensation Plan (the "Supplemental Annual Plan") which is designed to preserve the deductibility of the short-term incentive compensation awards that have been made thereunder for 1996 and may be made thereunder for future years to the executive officers of the Company who are employees of the parent holding company.

     The Supplemental Annual Plan is not intended to provide new or additional compensation or benefits to its participants. Under the Company's existing Annual Incentive Compensation Plan (the "Existing Annual Plan"), the Nominating and Compensation Committee adopts target performance levels at the beginning of each year for a variety of annually determined factors such as return on equity, net income, market share, sales development, return on tangible assets employed and support costs of the Company and/or its subsidiaries for that year. The performance targets which are established are wholly within the Nominating and Compensation Committee's discretion and are based upon management's recommendations as to the performance objectives of the various business units for the year. The target awards for executive officers are established at specified percentages of each individual's Salary Midpoint; these percentages have ranged between 30% and 65% of Salary Midpoint, depending upon the executive officer's position.

     Under the Supplemental Annual Plan, the target awards for executives will also be established at specified percentages of each individual's Salary Midpoint. The amount of the final award will be determined by application of a set formula to the executive's target award, which formula will be established annually by the Nominating and Compensation Committee within the first 90 days of the year on which final awards will be based. Final awards will be paid in cash during the first 90 days of the following year.

     In connection with the proposed adoption of the Supplemental Annual Plan, the target compensation percentages under the Existing Annual Plan will be reduced, so that when such percentages are combined with the target compensation percentages under the Supplemental Annual Plan, they will not be greater than the target percentages that were established under the Existing Annual Plan in prior years. As a result, the final awards paid under the Supplemental Annual Plan, when combined with the reduced final awards paid under the Existing Annual Plan, will not be greater than (and may be less than if the performance goals under the Supplemental Annual

Plan are not met) the amounts of the final awards that would have been paid under the Existing Annual Plan except to the extent that there has been an increase in Salary Midpoints or target compensation percentages. A copy of the Supplemental Annual Plan is attached hereto as Exhibit A. The following summary of the Supplemental Annual Plan is qualified in its entirety by reference thereto.

     PURPOSE. The purpose of the Supplemental Annual Plan is to further the profits and growth of the Company by enabling it to attract and retain key employees of the Company by offering the opportunity to earn annual incentive compensation to those key employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the deductibility of the short-term incentive compensation awards that have been made thereunder for 1996 and may be made thereunder for future years to the executive officers of the Company who are employees of the Company.

     ADMINISTRATION AND ELIGIBILITY. The Supplemental Annual Plan is administered by the Nominating and Compensation Committee. Salaried employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Nominating and Compensation Committee occupy key positions in which their efforts may significantly contribute to the profits or growth of the Company, are eligible to participate in the Supplemental Annual Plan. Currently, there are nine individuals who participate in the Supplemental Annual Plan. Employees of subsidiaries of the Company are not eligible to participate in the Existing Annual Plan or the Supplemental Annual Plan. The Nominating and Compensation Committee will identify Plan participants for each year not later than the 90th day of each year.

     AWARDS. Not later than the 90th day of each year, the Nominating and Compensation Committee will establish a target level of incentive opportunity for each participant, stated as a percentage of the participant's Salary Midpoint. In addition, threshold and maximum award levels will be established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a plan year, even if the maximum performance level is exceeded. Under no circumstances will any participant receive an award under the Supplemental Annual Plan in any calendar year exceeding $800,000.

     The Nominating and Compensation Committee has the discretion to change the formula each year and base it upon one or more of the following performance measures: return on equity, net income, market share, sales development, return on tangible assets employed or support costs of the Company and/or its subsidiaries.

Performance measures used in the Supplemental Annual Plan, however, will not be used in the Existing Annual Plan for the same year. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. While the Nominating and Compensation Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of any award that would otherwise be payable to a participant.

     TARGET 1996 AWARDS. Final awards under the Supplemental Annual Plan for 1996 and thereafter are not currently determinable. Accordingly, the following are target awards for 1996 for the Named Executive Officers, all executive officers of the Company as a group and all non-executive officer employees of the Company as a group who participate in the Supplemental Annual Plan. Final awards for 1996 under the Supplemental Annual Plan may not exceed 150% of the target awards.

                SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

                                                                        DOLLAR
                          NAME AND POSITION                            VALUE(S)
    --------------------------------------------------------------    ----------
    Alfred M. Rankin, Jr. -- Chairman, President and                   $150,900
      Chief Executive Officer of the Company
    Reginald R. Eklund -- President                                    $      0(1)
      and Chief Executive Officer of NMHG
    Clifford R. Miercort -- President and Chief Executive              $      0(1)
      Officer of North American Coal
    Frank B. O'Brien -- Senior Vice President - Corporate              $ 60,600
      Development and Chief Financial Officer of the Company
    Victoria L. Rickey -- Vice President, Managing Director of         $      0(1)
      of NMHG Europe
    Executive Group (4 persons)                                        $260,300
    Non-Executive Director Group (0 persons)                           $      0(2)
    Non-Executive Officer Employee Group (5 persons)                   $ 48,100

---------------

(1) Messrs. Eklund and Miercort and Ms. Rickey are not eligible to participate in the Supplemental Annual Plan because they are employees of the Company's subsidiaries.

(2) Directors who are not employees of the Company are not eligible to participate in the Supplemental Annual Plan.

     STOCKHOLDER VOTE. The Supplemental Annual Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of outstanding Class A Common and Class B Common present in person or by proxy, and which is actually voted, at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE SUPPLEMENTAL ANNUAL PLAN. It is intended that the shares represented by proxies in the enclosed form will be voted for the proposal to approve the Supplemental Annual Plan, unless contrary instructions are received. If the Supplemental Annual Plan is not approved by the stockholders of the Company, no payments will be made under the Plan with respect to 1996 and thereafter.

3. APPROVAL OF EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

     In 1991, the Board of Directors of the Company adopted, and in 1992 at their annual meeting, the stockholders of the Company approved, the Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Plan") for executive officers of the parent holding company. At the time that the NACCO Long-Term Plan was adopted and approved, the federal tax laws imposed no limitations on deductibility for compensation paid to the five most highly compensated executive officers of the Company to the extent that such compensation exceeded $1 million for the taxable year. Further, at such time, the executive compensation disclosure requirements of the SEC for annual meeting proxy statements imposed no requirement for reporting awards of long-term incentive compensation in the table showing the compensation of the five most highly compensated executive officers of the Company. Subsequent to the adoption of the NACCO Long-Term Plan, Congress enacted Internal Revenue Code Section 162(m) under the Omnibus Budget Reconciliation Act of 1993 which, as applied to such Plan, would have disallowed a deduction to the Company for federal income tax purposes for any final award of long-term incentive compensation to the extent that such award, when combined with the salary and short-term incentive compensation award paid to any of the Company's five most highly compensated executive officers, would have exceeded $1 million. Further, the SEC adopted revised executive compensation disclosure requirements for 1993 and subsequent years which require that the amount of both short-term and long-term incentive compensation awards paid to the Company's five most highly compensated executive officers be reported in the summary compensation table of the Company's annual meeting proxy statement and that, more importantly, awards can be characterized as long-term only if the performance measurement period for the award involves a period of longer than one year.

     In response to these changes, the Nominating and Compensation Committee took steps in 1994 under the NACCO Long-Term Plan to make sure that the final awards paid are based on performance goals which meet the criteria for deductibility under Section 162(m). Further, in 1995 the Nominating and Compensation Committee took additional steps under the NACCO Long-Term Plan so that the performance measurement period for final awards would be longer than one year. The Nominating and Compensation Committee has approved a consolidation of the foregoing changes by means of an amendment and restatement of the NACCO Long-Term Plan (the "Amended and Restated NACCO Long-Term Plan"). A copy of the Amended and Restated NACCO Long-Term Plan is attached hereto as Exhibit B. The following summary of the Amended and Restated NACCO Long-Term Plan is qualified in its entirety by reference thereto.

     PURPOSE. The purpose of the Amended and Restated NACCO Long-Term Plan continues to be the furthering of the long-term profits and growth of the Company by enabling it to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive to those key executive employees who will be in a position to make significant contributions to such profits and growth.

     ADMINISTRATION AND ELIGIBILITY. The Amended and Restated NACCO Long-Term Plan will continue to be administered by the Nominating and Compensation Committee. Employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Nominating and Compensation Committee occupy key executive positions within the Company, are eligible to participate in the Amended and Restated NACCO Long-Term Plan. Currently, there are nine individuals who participate in the Amended and Restated NACCO Long-Term Plan. Employees of subsidiaries of the Company are not eligible to participate in the Amended and Restated NACCO Long-Term Plan. The Nominating and Compensation Committee will identify Plan participants for each year prior to the 90th day of each year.

     AWARDS. Each year, the Nominating and Compensation Committee establishes a target level of incentive opportunity for each participant, stated as a percentage of the participant's Salary Midpoint. In addition, threshold and maximum award levels will be established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum target performance level, as was the case in 1993 when awards were zero because the minimum performance level was not met. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the Amended and Restated NACCO Long-Term Plan in any calendar year exceeding $2,250,000.

     Final awards under the Amended and Restated NACCO Long-Term Plan are made to participants for performance periods of one or more years in amounts determined pursuant to performance goals and a formula which will be based upon the Company's average consolidated return on equity and established by the Nominating and Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. While the Nominating and Compensation Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of any award that would otherwise be payable to a participant. Awards are allocated by the Nominating and Compensation Committee between a cash component, to be paid in cash, and the equity component, to be paid in shares of the Company's Class A Common ("Award Shares"). The number of Award Shares issued to a participant in any award will be determined by taking the amount of the stock component of the award and dividing it by the average of the closing price per share of Class A Common on the New York Stock Exchange on Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the latest calendar year in the performance period. Award Shares are not subject to any forfeiture or risk of forfeiture under any circumstances. Accordingly, when a participant receives Award Shares as part of an award, he will immediately be entitled to all of the rights of a stockholder, including voting, dividend and other ownership rights, except that the transferability of the Award Shares is restricted in a manner and to the extent prescribed by the Nominating and Compensation Committee for a period of time, which will generally be ten years from the end of the first year on which the performance period is based. A maximum of 300,000 shares of Class A Common (subject to adjustments for stock splits or similar changes) may be issued as Award Shares under the Amended and Restated NACCO Long-Term Plan. Since 30,132 shares of Class A have been issued under the NACCO Long-Term Plan, 269,868 shares of Class A Common remain available for issuance under the Plan. The full amount of each final award, including the value of the Award Shares, is fully taxable to the participant when received.

     TARGET 1996 AWARDS. Final awards under the Amended and Restated NACCO Long-Term Plan for performance periods beginning in 1996 and thereafter are not currently determinable. Accordingly, the following are target awards for 1996 for the Named Executive Officers, all executive officers of the Company as a group and all non-executive officer employees of the Company as a group who participate in the Amended and Restated NACCO Long-Term Plan.

                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

                                                                        DOLLAR
                          NAME AND POSITION                            VALUE(S)
    --------------------------------------------------------------    -----------
    Alfred M. Rankin, Jr. -- Chairman, President and                  $   701,000
      Chief Executive Officer of the Company
    Reginald R. Eklund -- President and Chief Executive               $         0(1)
      Officer of NMHG
    Clifford R. Miercort -- President and Chief Executive             $         0(1)
      Officer of North American Coal
    Frank B. O'Brien -- Senior Vice President - Corporate             $   209,200
      Development and Chief Financial Officer of the Company
    Victoria L. Rickey -- Vice President, Managing Director of        $         0(1)
      NMHG Europe
    Executive Group (4 persons)                                       $ 1,061,100
    Non-Executive Director Group (0 persons)                          $         0(2)
    Non-Executive Officer Employee Group (5 persons)                  $   107,200

---------------

(1) Messrs. Eklund and Miercort and Ms. Rickey are not eligible to participate in the Amended and Restated NACCO Long-Term Plan because they are employees of the Company's subsidiaries.

(2) Directors who are not employees of the Company are not eligible to participate in the Amended and Restated NACCO Long-Term Plan.

For 1996, the Nominating and Compensation Committee has determined that participants may receive (a) base period awards based upon the Company's consolidated weighted average return on equity over the two-year period of 1996 and 1997, payable in 1998, (b) consistent performance awards based on the Company's average consolidated return on equity performance over the four-year period from 1996 through 1999, payable in 2000, and (c) consistent performance awards based on the Company's average consolidated return on equity performance over the five-year period from 1996 through 2000, payable in 2001. Base period awards and consistent performance awards are payable partly in shares of Class A Common and partly in cash. Base period awards may not exceed 150% of the target awards and consistent performance awards may not exceed 50% of the target awards. Participants will only receive one base period award and one consistent performance award in any one calendar year. Total final awards received by participants under the Amended and Restated NACCO Long-Term Plan in any calendar year may not exceed 200% of the target award.

     STOCKHOLDER VOTE. The Amended and Restated NACCO Long-Term Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of outstanding Class A Common and Class B Common present in person or by proxy, and which is actually voted, at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED NACCO LONG-TERM PLAN. It is intended that the shares represented by proxies in the enclosed form will be voted for the proposal to approve the Amended and Restated NACCO Long-Term Plan, unless contrary instructions are received. If the Amended and Restated NACCO Long-Term Plan is not approved by the stockholders of the Company, no payments will be made under the Amended and Restated NACCO Long-Term Plan with respect to performance periods commencing with January 1, 1996 and thereafter.

4. CONFIRMATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company recommends a vote for ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current year 1996. It is intended that the shares represented by proxies in the enclosed form will be voted for confirmation of Arthur Andersen LLP as the independent certified public accountants, unless contrary instructions are received. It is expected that representatives of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting must be received at the Company's executive offices on or before November 29, 1996. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, Attention: Secretary. The Company's Nominating and Compensation Committee will consider stockholder suggestions for nominees for election to the Company's Board of Directors if such suggestions are in writing, set forth the nominee's name, address and ownership of Class A Common and Class B Common, and are accompanied by a resume of the nominee's education and business experience (including directorships, employments and civic activities) and a written consent by the nominee that such nominee is desirous of being considered as a nominee and, if nominated and elected, such nominee will serve as a director. Such suggestions should be submitted in the manner and to the address set forth above and must be received at the Company's executive offices on or before December 31, 1996.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The directors know of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.
                                                CHARLES A. BITTENBENDER
                                                Secretary
Mayfield Heights, Ohio
March 29, 1996

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO HOLD BOTH CLASS A COMMON AND CLASS B COMMON SHOULD FILL OUT, SIGN, DATE AND RETURN BOTH FORMS OF PROXY.

                                                                       EXHIBIT A

                SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering the opportunity to earn annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2. DEFINITIONS

     (a) "Award" means cash paid to a Participant under this Plan for any year in an amount determined in a manner not inconsistent with the terms hereof.

     (b) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

     (c) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

     (d) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

     (e) "Target Award" means a dollar amount equal to the amount of cash to be paid to a Participant under the Plan assuming that all performance targets are met. The Target Award, together with the target amounts for the Participant under the Company's other incentive compensation plans, shall be in an amount which is competitive with similar target awards at other similarly situated companies.

3. ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any amount to be paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4. ELIGIBILITY

     Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5. AWARDS

     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

     (a) Not later than the 90th day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) one or more performance targets and formulas for determining the amount of each Award. Performance targets shall be based upon the return on equity, return on tangible assets employed, net income, market share, sales development or support costs of the Company and/or its subsidiaries; provided, however, that performance targets which are used in the Plan shall not be used in the Company's Annual Incentive Compensation Plan in the same year.

     (b) Not later than the 90th day of the following calendar year, the Committee shall approve:

          (i) a preliminary calculation of the amount of each Award based upon the application of the formulas and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

          (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to a Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

     (c) Promptly following the determination of Awards for the Participants pursuant to Section 5(b)(ii), the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to
Section 6.

     (d) No Award may be paid for any year to a Participant in excess of $800,000.

6. WITHHOLDING TAXES

     Any Award paid to a Participant under this Plan, shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

7. AMENDMENT AND TERMINATION

     The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m).

8. GENERAL PROVISIONS

     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

9. APPROVAL BY STOCKHOLDERS

     The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 1996, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10. EFFECTIVE DATE

     Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 1996.

                                                                       EXHIBIT B

                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 1996)

1. PURPOSE OF THE PLAN

     The purpose of this Executive Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to encourage enhancement of the Company's stockholder value.

2. DEFINITIONS

     (a) "Average Award Share Price" means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the relevant period.

     (b) "Award" means an award paid to a Participant under this Plan for any period of one or more years in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the performance period on which the Award is based. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

     (c) "Award Shares" means shares of Class A Common Stock which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (d) "Class A Common Stock" means the Company's Class A Common Stock, par value $1.00 per share.

     (e) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so
long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a "disinterested person" within the meaning of Rule 16b-3.

     (f) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

     (g) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

     (h) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

     (i) "Target Award" means a dollar amount equal to the Award to be paid to a Participant under the Plan assuming that the performance targets are met.

3. ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any Award to be made to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4. ELIGIBILITY

     Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5. AWARDS

     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

     (a) Not later than the 90th day of each performance period, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's average return on equity for years covered by the performance period. Each grant shall specify the allocation between the cash portion of the Award and the equity portion of the Award.

     (b) Not later than the 90th day following the end of each performance period, the Committee shall approve:

          (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

          (ii) a final calculation of the amount of each Award to be paid to each Participant for the performance period, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to a Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

     (c) Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock which can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan shall not exceed $2,250,000.

     (d) Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

     (e) Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren, provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan).

     (f) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

6. WITHHOLDING TAXES

     To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7. AMENDMENT, TERMINATION AND ADJUSTMENTS

     The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in
Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i), (ii) cause Rule 16b-3 to become inapplicable to this Plan or
(iii) cause any amount of an Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in
Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant, or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8. AWARD SHARES SUBJECT TO PLAN

     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 300,000.

9. APPROVAL BY STOCKHOLDERS

     The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 1996, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10. GENERAL PROVISIONS

     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

11. EFFECTIVE DATE

     Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 1996.

                                        NACCO INDUSTRIES, INC.

                       The undersigned appoints Frank E. Taplin, Jr., Thomas E.
                       Taplin and Alfred M. Rankin, Jr., and each of them, as
                       proxies, with full power of substitution, to vote and
                       act for and in the name of the undersigned as fully
                       as the undersigned could vote and act if personally
       PROXY           present at the annual meeting of stockholders of
                       NACCO Industries, Inc. to be held on May 10, 1995,
                       and at any adjournment or adjournments thereof, as
                       follows and in accordance with their judgment upon
                       any other matter properly presented:
      CLASS A          1. ELECTION OF DIRECTORS
   COMMON STOCK           VOTE FOR                                         WITHHOLD AUTHORITY
SOLICITED ON BEHALF       (except as marked to the contrary below) /  /    to vote for  /  /
      OF THE              the election of the nominees listed below as directors.
 BOARD OF DIRECTORS
                          Owsley Brown II, John J. Dwyer, Robert M. Gates, Leon
                          J. Hendrix, Jr., Dennis W. LaBarre, Alfred M.
 FOR ANNUAL MEETING       Rankin, Jr., Ian M. Ross, John C. Sawhill, Britton T.
    MAY 10, 1995          Taplin and Frank E. Taplin, Jr.

                          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s)
                                        in the space provided below.)
   PLEASE SIGN, DATE AND
   RETURN YOUR PROXY
   PROMPTLY
   IN THE ENCLOSED        ---------------------------------------------------------
   ENVELOPE
   WHICH REQUIRES NO      2.  Proposal to confirm the appointment of Arthur
   POSTAGE.                   Andersen LLP as independent certified
                              public accountants.
                              FOR / /          AGAINST / /        ABSTAIN / /

                                                    PROXY NO.      SHARES

                           THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY
                       EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE
                       NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF
                       DIRECTORS AND FOR ITEM 2.

                                                    Dated................., 1995

                                                    ............................

                                                    ............................

                                                     (Signature of Stockholder)

                                                    Please sign and date exactly
                                                    as name appears hereon. If
                                                    signing as attorney,
                                                    administrator, executor,
                                                    guardian or trustee, please
                                                    add your title as such.



                                        NACCO INDUSTRIES, INC.

                       The undersigned appoints Frank E. Taplin, Jr., Thomas E.
                       Taplin and Alfred M. Rankin, Jr., and each of them, as
                       proxies, with full power of substitution, to vote and act
   PROXY               for and in the name of the undersigned as fully as the
                       undersigned could vote and act if personally present
                       at the annual meeting of stockholders of NACCO
                       Industries, Inc. to be held on May 10, 1995, and at
                       any adjournment or adjournments thereof, as follows and
                       in accordance with their judgment upon any other matter
   CLASS B             properly presented:
 COMMON STOCK
SOLICITED ON BEHALF    1.  ELECTION OF DIRECTORS
    OF THE                 VOTE FOR                                          WITHHOLD AUTHORITY
BOARD OF DIRECTORS         (except as marked to the contrary below)  / /     to vote for  / /
                           the election of the nominees listed below as directors.

                           Owsley Brown II, John J. Dwyer, Robert M. Gates, Leon
                           J. Hendrix, Jr., Dennis W. LaBarre, Alfred M.
 FOR ANNUAL MEETING        Rankin, Jr., Ian M. Ross, John C. Sawhill, Britton T.
   MAY 10, 1995            Taplin and Frank E. Taplin, Jr.

                           (INSTRUCTION: To withhold authority to vote for any
                                         individual nominee(s), write the name of
                                         such nominee(s) in the space provided
                                         below.)
  PLEASE SIGN, DATE AND
  RETURN YOUR PROXY
  PROMPTLY
  IN THE ENCLOSED          ---------------------------------------------------------
  ENVELOPE
  WHICH REQUIRES NO
  POSTAGE.             2.  Proposal to confirm the appointment of Arthur
                           Andersen LLP as independent certified
                           public accountants.
                           FOR / /          AGAINST / /        ABSTAIN / /

                                                    PROXY NO.      SHARES

                           THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY
                       EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE
                       NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF
                       DIRECTORS AND FOR ITEM 2.

                                                    Dated................., 1995

                                                    ............................

                                                    ............................

                                                     (Signature of Stockholder)

                                                    Please sign and date exactly
                                                    as name appears hereon. If
                                                    signing as attorney,
                                                    administrator, executor,
                                                    guardian or trustee, please
                                                    add your title as such.

